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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                          PROFFITT'S CREDIT CORPORATION

                                    ARTICLE I
                                     OFFICES

         Proffitt's Credit Corporation (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Nevada as the Board of Directors may deem proper for the conduct of the Corporation's. business. The address of the registered office of the Corporation in the State of Nevada is 600 East Charleston Blvd., Las Vegas, Clark County, Nevada 89104. The name of its registered agent at that address is Shreck, Jones & Godfrey, Chartered.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the holders of shares of stock entitled to notice thereof and to vote thereat pursuant to the provisions of the Articles of Incorporation (the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Nevada, as shall be designated by the Board of Directors.

         SECTION 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Articles of Incorporation, special meetings of the holders of the Corporation's stock may be called at any time by the Board of Directors and may be held at such time, on such day and at such place, within or without the State of Nevada, as shall be designated by the Board of Directors.

         SECTION 3. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of stockholders shall be given either by delivering a notice personally or mailing a notice to each stockholder of record entitled to vote thereat. If mailed, the notice shall be directed to the stockholder in a postage prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which
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the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any such meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

         SECTION 4. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Articles of Incorporation or the Bylaws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Articles of Incorporation.

         SECTION 5. Organization. The President of the Corporation shall preside at all meetings of stockholders at which he is present, and shall call such meetings of stockholders to order and preside thereat. If the President shall be absent from any meeting of stockholders or if there be no President, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer described in the last sentence of Section 6 of Article V. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

         SECTION 6. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days and not less than ten (10) days prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or to give such consent or express such dissent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make, or cause to be prepared and made, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary


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business hours, for a period of at least ten (10) days prior to the meeting, either at a place specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

         SECTION 7. Quorum and Adjournment. Except as otherwise provided by law or by the Articles of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy shall constitute a quorum at all meetings of the stockholders. If no date is stated on a proxy, such proxy shall be presumed to have been executed on the date of the meeting it is to be voted. Every proxy shall be revocable at the pleasure of the stockholder executing it, unless otherwise provided by law. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum is present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         SECTION 8. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares of capital stock present in person or by proxy and entitled to vote at the meeting.

         SECTION 9. Vote of Stockholders. Except as otherwise permitted by law or by the Articles of Incorporation or the Bylaws, all actions by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 6 of this Article II, and who is entitled to vote, shall be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote or entitled to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy unless such stockholder shall in writing so notify the secretary of the meeting prior to the voting of the proxy. Unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate such vote shall so demand. In a vote by written ballot each written ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except


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as otherwise provided by law, by the Articles of Incorporation or by Section 17
of Article III, all elections of directors and all questions shall be decided by the vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote in the election or on the question.

         SECTION 10. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by law or by the Articles of Incorporation, any action required to be taken, or which may be taken, at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of shares of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, provided that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         SECTION 1. Election and Term. Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of Sections 15, 16 and 17 of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation, retirement, disqualification or removal.

         SECTION 2. Qualification. A director need not be the record or beneficial owner of shares of capital stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

         SECTION 3. Number. The number of directors which shall constitute the whole board shall be six (6). The number may be decreased or increased from time to time by amendment of this Bylaw by the Board of Directors or the stockholders. The Board of Directors shall, at all times, include at least two independent Directors (as defined in the Articles of Incorporation).

         SECTION 4. General Powers. The business, properties and affairs of the Corporation shall be managed by the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation, to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors, the membership of which may consist of one or more directors at least one of which shall be


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an independent Director as required by the Articles of Incorporation, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. In addition, the Board of Directors may exercise all the powers of the Corporation and perform and undertake all lawful actions and things which are not reserved to the stockholders by law or by the Articles of Incorporation or by these Bylaws.

         SECTION 5. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the state of Nevada, from time to time designated by the Board of Directors.

         SECTION 6. Organization Meeting. A newly elected Board of Directors shall meet and organize, and also may transact any other business which might be transacted at a regular meeting thereof, as soon as practicable after each Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a quorum of the whole Board of Directors is present. If such a quorum is not present, such organization meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

         SECTION 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

         SECTION 8. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the President or on the request in writing of any two directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in the form approved by the President. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, no later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telefax transmission, cable or other form of recorded communication or be delivered personally or by telephone not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Articles of Incorporation or by the Bylaws. Unless limited by law, by the Articles of Incorporation or by the Bylaws, any and all business may be transacted at any special meeting.


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         SECTION 9. Organization of Meetings. The President of the Corporation
shall preside at all meetings of the Board of Directors at which he is present. If the President shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer described in the last sentence of Section 6 of Article V. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary of all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

         SECTION 10. Quorum and Manner of Acting. Except as otherwise provided in this Section, at every meeting of the Board of Directors two (2) directors shall constitute a quorum. Except as otherwise provided by law or by the Articles of Incorporation, or by Section 17 of this Article III, or by Section 1 or Section 8 of Article IV, or by Section 3 of Article V, or by Article IX, the majority vote of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at such meeting.

         SECTION 11. Voting. On any question on which the Board of Directors shall vote, the names of those directors voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

         SECTION 12. Action without a Meeting. Except as otherwise provided by law or by the Articles of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, including by meant. of telefax transmission and the writing or writings are filed with the minutes or proceedings of the Board of Directors or the committee.

         SECTION 13. Dividends. Dividends upon the outstanding shares of capital stock of the Corporation, subject to, the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any annual, regular or special meeting. Dividends may be declared and paid in cash, in property or in shares of the Corporation, or in any combination thereof.

         SECTION 14. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time


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to time in their sole and absolute discretion think proper as a reserve to meet contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 15. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take affect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         SECTION 16. Removal of Directors. Any director may be removed, either for or without cause, at any time upon recommendation of the Board of Directors, by action of the holders of a majority of the outstanding shares of stock entitled to vote thereon either at a meeting of the holders of such shares or, whenever permitted by law and the Articles of Incorporation, without a meeting by their written consents thereto, provided, however, that an Independent Director may not be so removed without the appointment of a successor Independent Director.

         SECTION 17. Filling of Vacancies. Except as otherwise provided by law and the Articles of Incorporation, in case of any increase in the number of directors, or of any vacancy in the Board of Directors, the additional director or directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining directors though the remaining directors be less than the quorum provided in Section 10 of this Article III, or by a sole remaining director, or (b) by the holders of capital stock of the Corporation entitled to vote thereon, either at an Annual Meeting of Stockholders or at a special meeting of such holders called for that purpose. The directors so chosen shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation, retirement, disqualification or removal.

         SECTION 18. Directors' Compensation. Any or all directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation or any affiliate thereof in any other capacity and receiving compensation therefor.


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                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. Constitution and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors consisting of one or more directors of the Corporation at least one of which shall be an Independent Director, which committees shall, except as otherwise provided by law, have such powers and duties as the Board of Directors shall properly determine; provided, however, that no such committee shall have the authority of the Board of Directors in reference to:

         (a) amending the Articles of Incorporation;

         (b) adopting an agreement of merger or consolidation;

         (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

         (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

         (e) filing a voluntary proceeding in bankruptcy;

         (f) any action requiring the affirmative vote of two-thirds (2/3) or more of the Board of Directors; and

         (g) amending the Bylaws of the Corporation.

         SECTION 2. Place of Meetings. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Nevada, as may be designated from time to time by the Board of Directors or such committee.

         SECTION 3. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon the request of any member thereof. Notice of any special meeting of any committee shall be in the form approved by the Chairman of the Board or the President, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which meeting is to be held, or shall be sent to him at his place by telefax transmission, cable or any other form of recorded communication or be delivered personally or by telephone not later than the day before such day meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee


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need be specified in any notice or written waiver of notice unless so required by the Articles of Incorporation or the Bylaws. Notices of any such meeting need not be given to any member of any committee if waived by him as provided in
Section 8 of Article III, and the provisions of such Section 8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

         SECTION 4. Organization of Meetings. The most senior officer of the Corporation present, if any is a member of the committee, and, if not, the director present who has served the longest as a director, except an otherwise expressly provided by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

         SECTION 5. Quorum and Manner of Acting. Except with respect to a committee consisting of one (1) director, one-third (1/3) but in no event fewer than two (2) of the members of any committee then in office shall constitute a quorum for the transaction of business, and the vote of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of section 10 of Article III with respect to participating in a meeting of a committee of the Board of Directors and the provisions of Section 12 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

         SECTION 6. Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

         SECTION 7. Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

         SECTION 8. Any vacancy among the appointed members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the whole Board of Directors.

         SECTION 9. Members' Compensation. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any


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member of any committee from serving the Corporation or any affiliate thereof in any other capacity and receiving compensation therefor.

                                    ARTICLE V

                                  THE OFFICERS

         SECTION 1. Officers--Qualifications. The elected officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors may elect one or more Vice Presidents and elect or appoint such other officers as may be deemed necessary. Assistant Secretaries, Assistant Treasurers and other officers and agents may be appointed by the Board of Directors or may be appointed pursuant to Section 6 of this Article V.

         SECTION 2. Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year and, except as otherwise provided in Sections 3 and 4 of this Article V, and subject to the provisions of Section 6 of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office during the pleasure of the Board of Directors and the President. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

         SECTION 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for such purpose.

         SECTION 4. Resignation. Any officer may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

         SECTION 5. Officers Holding More Than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

         SECTION 6. The President. The President shall be the chief operations officer of the Corporation. He shall implement the general directives, plans and policies and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors. He shall have the primary responsibility for continuing the separate status of the Corporation from any affiliated corporation and the proper segregation of corporate assets from the assets of third parties who may have possession of assets of the Corporation. He shall have general authority to execute bonds, deeds and


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contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected or appointed by the Board of Directors pursuant to
Section 1 of this Article V) as may be required to carry on the operations of the business, and he shall have authority to fix the compensation of such employees, agents and officers as provided in Section 11 of this Article V. He shall have authority to suspend or to remove any employee, agent or officer (except an officer elected or appointed by the Board of Directors pursuant to Section 1 of this Article V) of the Corporation. The President shall also be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected or appointed by the Board of Directors pursuant to Section 1 of this Article V) as may be required for the conduct of the business and the attainment of the objectives of the Corporation, and he shall have authority to fix compensation as provided in
Section 11 of this Article V. He shall have authority to suspend or to remove any employee, agent or officer (except an officer elected or appointed by the Board of Directors pursuant to Section 1 of this Article V) of the Corporation. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 5 of Article II, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present.

         In the absence of the President, his duties shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

         SECTION 7. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 5 of Article 11 and Section 9 of
Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of committees of the Board of Directors which he has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary, if any, or such person as shall be designated by the President shall perform his duties.


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         SECTION 8. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, hereunto duly authorized by the Board of Directors, shall, from time to time,, direct or approve. He shall keep a full and accurate account of all monies received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board of Directors shall require. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, he shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the Treasurer of a corporation. Whenever required by the Board of Directors he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, an Assistant Treasurer, if any, or such person as shall be designated by the President shall perform his duties.

         SECTION 9. The Vice Presidents. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors or the President.

         SECTION 10. Additional Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time determine, or as may be assigned to them by any superior officer.

         SECTION 11. Compensation. Except as fixed or controlled by the Board of Directors or otherwise, compensation of all officers and employees shall be fixed by the President, or by other officers of the Corporation exercising authority granted to them under the plan of organization of the Corporation.

                                   ARTICLE VI

                          STOCK AND TRANSFERS OF STOCK

         SECTION 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, in the name of the Corporation by the President or the Vice President, and the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such at the date of its issue. The certificate representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.


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
         SECTION 2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

         SECTION 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that in each such case the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required of it.

         SECTION 4. Determination of Holders of Record for other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date not more than sixty (60) days prior to the date of payment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE VII

                                 CORPORATE SEAL

         SECTION 1. There shall be a corporate seal in such form as may be approved from time to time by the Board of Directors, although the initial seal of the Corporation may be approved by either the incorporator or the initial Board of Directors of the Corporation. The seal shall be affixed to such instruments and documents as required by law and may be affixed to instruments where not required by law at the discretion of the Board of Directors or any officer of the Corporation.

         SECTION 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and


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
attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer, or by any person or persons as may be designated by the Board of Directors.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall get fixed by resolution of the Board of Directors.

         SECTION 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be described by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereto duly authorized by the Board of Directors.

         SECTION 3. Reference to Article and Section Numbers and to the Bylaws and the Certificate of Incorporation. Whenever in the Bylaws reference is made to an Article or Section such reference is made to an Article or Section of the Bylaws. Whenever in the Bylaws reference is made to the Bylaws, such reference is to these Bylaws of the Corporation, as amended, and whenever reference is made to the Articles of Incorporation such reference is to the Articles of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Nevada to constitute a part thereof.

         SECTION 4. Invalid Provisions. If any provision of these Bylaws is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; these Bylaws shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provision hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of these Bylaws a provision as similar in terms to such illegal, invalid, or unenforceable, provision as may be possible and be legal, valid, and enforceable.

                                   ARTICLE IX

                                   AMENDMENTS

         Any Bylaw in Articles II, III, IV, V or IX of these Bylaws may be adopted, amended or otherwise modified as described in Article XVI of the Articles of Incorporation. The Bylaws (other than those in Articles II, III, IV, and V and IX of these Bylaws) may be altered, amended, or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that


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
notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any Bylaw adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors or by the written consent of all members of the whole Board of Directors.




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